 Exhibit 99.2
EMPLOYMENT AGREEMENT

This EMPLOYMENT AGREEMENT dated as of May 18, 2007 (the "Agreement") is entered into by and among between etrials Worldwide, Inc., a Delaware corporation that has a principal place of business at 4000 Aerial Center Parkway, Suite 100, Morrisville, N.C. 27560 (the "COMPANY"), and Eugene Jennings, (the "EXECUTIVE"). This Agreement is effective as of May 21, 2007 (the “Effective Time”).

1.    EMPLOYMENT. The COMPANY hereby employs the EXECUTIVE, and the EXECUTIVE hereby agrees to accept employment from the COMPANY as its President and Chief Executive Officer. EXECUTIVE will begin work on June 1, 2007 at the COMPANY’s principal offices. The EXECUTIVE shall also serve as the President and Chief Executive Officer of etrials, Inc. (“etrials”), a wholly-owned subsidiary of the COMPANY, and any other subsidiaries and affiliated entities of the COMPANY, as determined from time to time by the Board of Directors of the COMPANY. The EXECUTIVE will report to the Board of Directors of the COMPANY, and he agrees during the terms of his employment under this Agreement to perform the duties and responsibilities of such position as may be assigned him from time to time by the Board of Directors of the COMPANY. The Board of Directors has approved recommending to shareholders that EXECUTIVE be elected to the Board at the next meeting of shareholders of the COMPANY. The EXECUTIVE shall perform his duties in a manner that is consistent with the requirements of the Delaware General Corporation Law and the policies of the COMPANY and in accordance with all rules and regulations of NASDAQ or such other market on which securities of the COMPANY are traded during the term of this Agreement. The EXECUTIVE further agrees to use his best efforts to promote the interests of the COMPANY and to devote his full business time and energies to the business and affairs of the COMPANY. The EXECUTIVE may, however, engage in civic and not-for-profit activities for which no compensation (other than reimbursement of his actual expenses incurred in performance of such activities) is paid to him, so long as such activities do not materially interfere with the performance of his duties to the COMPANY hereunder. EXECUTIVE acknowledges and agrees that his position requires him to live near the location of the principal place of business of the COMPANY. EXECUTIVE agrees to cause he and his family to move their primary residence to a location in Wake, Durham or Orange counties of North Carolina on or before the first anniversary of the Effective Time and to maintain the primary residence of EXECUTIVE and the family of EXECUTIVE in such geographic area during the term of this Agreement and all renewal periods. For these purposes, the term “primary residence” means the location in which EXECUTIVE and the family of EXECUTIVE spends at least a majority of his time, notwithstanding that the “primary residence” for tax purposes may be a different location.

2.    TERM OF EMPLOYMENT. The employment under this Agreement shall commence on June 1, 2007 (the “Effective Date”) and shall continue for a period of three (3) years thereafter, unless earlier terminated pursuant to the provisions of this Agreement; and it shall be renewed for successive periods of one (1) year unless either party shall give written notice of non-renewal, within sixty (60) days of the expiration of the initial three-year term or any such one-year renewal term.

3.    COMPENSATION.

(a)    BASE SALARY. As compensation for services provided to the COMPANY, the EXECUTIVE shall receive a salary at the annual rate of Three Hundred Twenty-Five Thousand Dollars ($325,000), (the "Base Salary") which shall begin to accrue from and after the Effective Time and shall be paid as and when other employees of the COMPANY are paid. The COMPANY may deduct such payroll and withholding taxes as required by law to be deducted and such other deductions as the EXECUTIVE shall authorize in writing from all compensation paid to EXECUTIVE (including, without limitation, all cash or equity compensation pursuant to this Agreement as provided below). The Base Salary shall be pro-rated for any partial month at either the commencement or termination of the employment. Such Base Salary shall be reviewed, and any increases in the amount thereof shall be determined, by the Board of Directors in its sole discretion at the end of each twelve-month period of employment during the term hereof. There shall be no decrease in the amount of the Base Salary below the amount stated above.

(b)    BONUS. The Executive’s target bonus will be fifty percent (50%) of Base Salary when the COMPANY meets targets established in writing by the Board of Directors of the COMPANY or by the Compensation Committee of the Board of Directors, but the EXECUTIVE shall be eligible for a performance bonus of up to One Hundred Percent (100%) of Base Salary, based upon factors to be determined, in writing, by the Compensation Committee of the COMPANY's Board of Directors. The Compensation Committee will determine the factors for the performance bonus within forty-five (45) days after the Board of Directors approves the budget for that year; provided, however, that such determination shall in all events be made no later than ninety (90) days after the commencement of each calendar year, beginning in calendar year 2008. It is understood and agreed for calendar year 2007, ETRIALS shall pay the EXECUTIVE a bonus of ninety-five thousand dollars ($95,000.00) in lieu of the performance bonus for 2007, if EXECUTIVE remains employed at year end or if EXECUTIVE is terminated prior to year end pursuant to Section 5(a).

All bonuses will be paid as follows: (i) fifty percent (50%) in cash and (ii) fifty percent (50%) in shares of Common Stock of the COMPANY, which for these purposes will be valued at the market price (determined by the Board of Directors or the Compensation Committee) of the Common Stock of the COMPANY at the close of trading on the date the Compensation Committee determines the amount of the bonus to be paid in Common Stock, or at the close of trading on the next trading day, if the Compensation Committee makes its determination on a day that is not a trading day.  For example, if the Compensation Committee makes its determination on March 1st and March 1st is a trading day, then the Common Stock issued in the bonus will be valued at the market price after the close of trading on March 1st.  If March 1st is not a trading day, but March 2nd is a trading day, then the Common Stock issued in the bonus will be valued at the market price after the close of trading on March 2nd.  Notwithstanding the foregoing, (i) the COMPANY may at its option pay cash in lieu of Common Stock, if the Board of Directors or the Compensation Committee determines that issuance of shares to EXECUTIVE would cause the number of shares approved by the shareholders of the

COMPANY for compensation purposes to be insufficient for other officers, directors and employees of the COMPANY or its subsidiaries and (ii) the COMPANY must pay all the bonuses in cash if the exemption afforded by Rule 16b3 of the Securities and Exchange Commission (or a successor rule) is not available to cause the issuance of shares to be exempt from Section 16(b) of the Securities Exchange Act of 1934, as amended, or successor provisions. Notwithstanding anything in this Agreement to the contrary, all bonuses hereunder will be paid no later than two and one-half (2½ ) months after the end of the calendar year to which the bonus relates.

(c)    STOCK OPTIONS. The Board of Directors or the Compensation Committee of the Board of Directors, at its first meeting following execution and delivery of this Agreement, shall grant the EXECUTIVE non-qualified stock options to acquire three hundred seventy thousand (370,000) shares of the COMPANY's common stock. Such options shall be governed by the terms of COMPANY's 2005 Performance Equity Plan, as amended (the “Performance Equity Plan”), if the options are granted pursuant to the Performance Equity Plan, or if the Board of Directors of the COMPANY determines the options should be governed by the Performance Equity Plan. The exercise price for such options shall be the fair market value of the COMPANY's common stock on the date of grant determined by the Board of Directors or the Compensation Committee of the Board of Directors in accordance with the normal procedures of the Company and in compliance with the requirements of Treasury Regulation § 1.409A-1(b)(5)(iv)(A). Such options shall vest quarterly in arrears over a four (4) year period from the date of grant. Such options shall be evidenced by a separate stock option agreement in a form approved by the Compensation Committee or the Board of Directors of the COMPANY and such options shall not be owned by EXECUTIVE until execution and delivery of such stock option agreement.

(d)    RESTRICTED STOCK. The Board of Directors or the Compensation Committee of the Board of Directors, at its first meeting following execution and delivery of this Agreement, shall grant the EXECUTIVE Fifty Thousand (50,000) shares of restricted common stock of the COMPANY. EXECUTIVE shall pay all taxes resulting from the grant and/or vesting of such restricted stock and shall be required to pay the amounts of all withholding due to the COMPANY no later than the time set forth in the restricted stock agreement referred to below. The COMPANY may, but shall not be required to, withhold such taxes from cash compensation otherwise payable to the EXECUTIVE. Such restricted stock shall be governed by the terms of the COMPANY's Performance Equity Plan then in effect, if the restricted stock is granted pursuant to the Performance Equity Plan, or if the Board or Directors of the COMPANY determines the restricted stock should be governed by the Performance Equity Plan. The purchase price for such restricted stock shall be the par value of the COMPANY's common stock. Such restricted stock shall vest quarterly in arrears over a four (4) year period from the date of grant. Such restricted stock grant shall be evidenced by a separate restricted stock agreement in a form approved by the Compensation Committee or the Board of Directors of the COMPANY and such restricted stock shall not be owned by EXECUTIVE until execution and delivery of such restricted stock agreement.

(e)    MATERIAL TERMS TO INDUCEMENT OF EMPLOYMENT. EXECUTIVE hereby represents that the options to be granted to EXECUTIVE pursuant to Section 3(c) hereof and the restricted stock to be granted to EXECUTIVE pursuant to Section 3(d) hereof are material terms of this Agreement, were a material part of the inducement to become employed by the COMPANY and EXECUTIVE would not have accepted employment with the COMPANY but for such stock options and restricted stock. All matters related to such options and restricted stock must be approved by a majority of the Directors of the COMPANY who are “Independent” as defined in NASDAQ rules.

(f)    RELOCATION EXPENSES AND ATTORNEYS FEES. The COMPANY will reimburse EXECUTIVE for up to Five Thousand Dollars ($5,000) of legal fees paid by EXECUTIVE in connection with EXECUTIVE retaining an attorney to advise EXECUTIVE with respect to this Agreement. The COMPANY will reimburse EXECUTIVE for reasonable moving expenses related to up to three trips to purchase a home near the principal place of business of the COMPANY, the cost of moving the possessions of EXECUTIVE and his family and hotel expenses while such possessions are in transit, which reimbursement will not include closing costs, purchase and sales commissions or other relocation expenses not referred to above. Reimbursement shall be subject to approval by the Compensation Committee of the Board of Directors of the COMPANY. To encourage EXECUTIVE to complete the relocation expeditiously, the COMPANY will also pay EXECUTIVE Seventy Thousand ($70,000) upon completion of such relocation, including sale and purchases of homes.  Payments under this Section 3(f) shall be made within the same time limitations as set forth in Section 4(b) with respect to expense reimbursements.

(g)    PAYMENT. Notwithstanding anything in this Agreement to the contrary, the parties shall use commercially reasonable efforts to make all terms of this Agreement consistent with and all payments made pursuant to this Agreement payable at such times as shall not result in additional taxation to the EXECUTIVE pursuant to the provisions of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”). COMPANY agrees that for so long as it shall have any obligation to EXECUTIVE hereunder, that it will reimburse EXECUTIVE for any excise tax paid by EXECUTIVE pursuant to Section 409A which results from any unreasonable delay by the COMPANY in performing any action required to avoid excise tax liability for EXECUTIVE pursuant to Section 409A. Any payment by the COMPANY of such excise tax shall include a “gross-up” payment, which shall be the amount required to cause the net amount retained by EXECUTIVE after payment of all taxes, including taxes on the “gross-up” payment, to equal the net amount EXECUTIVE would have retained if no excise tax had been imposed and if no “gross up” payment had been made. Any such payments shall be made no later than the end of the EXECUTIVE’s taxable year next following the taxable year in which the EXECUTIVE remits the related taxes to the Internal Revenue Service and any applicable state taxing authorities, as specified in Treasury Regulations § 1.409A-3(i)(1)(v).

4.	PARTICIPATION IN BENEFIT PLANS, REIMBURSEMENT OF BUSINESS EXPENSES.

(a)    BENEFIT PLANS. During the term of this Agreement, the EXECUTIVE shall be provided with group health insurance, life and disability insurance, five (5) weeks vacation, sick leave benefits, holidays, car allowance of Five Hundred Dollars ($500) per month and other benefits which are not less than, and on terms no less favorable than, those that the COMPANY and/or ETRIALS provides generally to its other executive employees, if any. EXECUTIVE (and any dependents) must meet the eligibility requirements of any such plans as a condition to his (and their) participation. COMPANY shall permit EXECUTIVE to participate in any nonqualified employee benefit, deferred compensation, excess benefit or other “Top Hat” plan offered to its executives or any select group of management or highly compensated employees on terms no less favorable than, those that the COMPANY and/or ETRIALS provides generally to its other executive employees, if any, and as set forth in such plan.

(b)    REIMBURSEMENT OF BUSINESS EXPENSES. During the term of this Agreement, the COMPANY shall reimburse the EXECUTIVE promptly for all reasonable expenditures incurred by the EXECUTIVE in the course of performing services pursuant to this Agreement, which expenses may include, but are not limited to, travel (but excluding expenses arising in connection with the use of EXECUTIVE's personal automotive vehicles, which are intended to be covered by the allowance referred to in paragraph (a), above), entertainment, meetings, parking, publications, association dues, and conference, provided that the EXECUTIVE provides proper evidence of such expenses and submits his requests for reimbursement in accordance with the policies and procedures of the COMPANY then in effect; provided, however, that in all events the EXECUTIVE shall provide such proper evidence no later than forty-five (45) days after the end of the calendar year in which the reimbursable expenditures were made, and the COMPANY shall reimburse the EXECUTIVE no later than two and one-half (2½ ) months after the end of the calendar year in which the reimbursable expenditures were made.

5.    TERMINATION OF EMPLOYMENT. The EXECUTIVE'S employment hereunder may be terminated only as follows:

(a)    WITHOUT CAUSE BY THE COMPANY. The COMPANY may terminate the EXECUTIVE'S employment hereunder without Cause (as defined in Section 5 Paragraph (b), below), only upon action by the COMPANY's Board of Directors, and upon not less than ten (10) business days prior written notice to the EXECUTIVE.

(b)     FOR CAUSE, BY THE COMPANY. The COMPANY (which for purposes of this paragraph (b) shall include ETRIALS) may terminate the EXECUTIVE'S employment hereunder for Cause immediately and with prompt notice to the EXECUTIVE, which Cause shall be determined in good faith solely by the COMPANY's Board of Directors, after providing the EXECUTIVE with written notice and an opportunity to be heard. “Cause" for termination shall include the following conduct of the EXECUTIVE:

(i)         Material breach of this Agreement by the EXECUTIVE, which breach shall not have been cured by the EXECUTIVE within thirty (30) days of receipt of written notice of the facts and circumstances of said breach as shall reasonably be required to permit EXECUTIVE to take action to cure such breach.

(ii)        Serious violation of a Company Policy in any manner that the Board of Directors of the COMPANY, or a committee of the Board, determines either:

(x)   substantially undermines the ability of the Executive to effectively perform his duties under this Agreement, or

(y)   involves bad faith or willful deceit by EXECUTIVE, provided that reliance by EXECUTIVE on the opinion of COMPANY legal counsel after full disclosure by EXECUTIVE of the relevant fact and circumstances to such legal counsel, shall preclude a finding of bad faith or deceit by the Board of Directors.

“Company Policy” means a policy of the COMPANY intended to ensure compliance with applicable laws, such as the ethics policy, conflicts of interest policy, code of conduct, insider trading policy or other similar material policy of the COMPANY approved by the Board of Directors of the COMPANY, or a committee of the Board, from time to time in effect and which are known to EXECUTIVE, provided that any policy communicated generally to employees of The COMPANY during the tenure of EXECUTIVE shall be irrefutably presumed to be known to EXCUTIVE;

(i)          Refusal by EXECUTIVE to accept any penalty not involving termination of employment imposed by the Board of Directors for violation of a Company Policy (as defined above), if such penalty is (a) not a material change to this Agreement and (b) consistent with penalties applied to other employees of the COMPANY, or if no comparable penalties have been imposed in the past, are reasonable in light of the nature of the violation;

(ii)         Intentionally misappropriating funds or property of the COMPANY, provided that personal use of a computer or de minimis amounts of office supplies of the COMPANY, or other similar minor events, which a reasonable person would conclude were not an intentional misappropriation, shall not be covered by this provision~~)~~;

(iii)        Intentional neglect or unreasonable refusal to attempt to perform the material duties and responsibilities assigned to the EXECUTIVE by the Board of Directors or pursuant to this Agreement after written warning from the COMPANY specifying the duties or responsibilities which the EXECUTIVE has refused to perform or delays performing for an unreasonable period of time;

(iv)       Any failure to disclose a material fact about the COMPANY to the Board of Directors which a reasonable person in EXECUTIVE’s position would conclude was pertinent to the Board performing its duties, if such material fact is not already known or otherwise readily available to the Board of Directors, if the Board of Directors determines the failure was intentional; or

(v)         Conviction of a felony.

(c)    FOR GOOD REASON BY THE EXECUTIVE. The EXECUTIVE may terminate employment hereunder for Good Reason immediately and with prompt notice to the COMPANY, subject to Section 11 of this Agreement. "Good Reason" for termination by the EXECUTIVE shall be limited to the following conduct of the COMPANY:

(i)          Material breach of any provision of this Agreement by the COMPANY, including any failure to pay the compensation set forth in Section 3 hereto, which breach shall not have been cured by the COMPANY within thirty (30) days of receipt of written notice of said breach; and

(ii)         The assignment to the EXECUTIVE of duties inconsistent with the EXECUTIVE'S position, authority, duties or responsibilities as contemplated by Section 1 of the Agreement, including the failure to appoint EXECUTIVE as an officer of the COMPANY, or any other action by the COMPANY which results in a material diminution of such position, authority, duties or responsibilities, or which materially impair the EXECUTIVE'S ability to function, excluding for this purpose any isolated action not taken in bad faith and which is promptly remedied by the COMPANY after receipt of written notice thereof given by the EXECUTIVE. Notwithstanding the foregoing, suspension of the EXECUTIVE with pay while the Board of Directors conducts any investigation into conduct of the EXECUTIVE related to a determination of an ongoing violation of any law, rule or regulation, or related to a determination of whether Cause for termination exists hereunder, or the removal of authority or responsibility of the EXECUTIVE over any matter or person to avoid or decrease liability exposure, taken on advice of legal counsel to the COMPANY shall not constitute Good Reason.

(iii)        The COMPANY requiring executive to relocate more than fifty (50) miles from his residence (provided EXECUTIVE has relocated as required in Section 1) in connection with a Change in Control

In addition to any requirements set forth above, and in order of any of the above events or conditions to constitute “Good Reason”, the EXECUTIVE must inform the COMPANY of the existence of the event or condition within ninety (90) days of the initial existence of the event or condition, after which date the COMPANY will have thirty (30) days to cure the event or condition which otherwise would constitute “Good Reason” hereunder.

(d)    DEATH. The period of employment of the EXECUTIVE hereunder shall terminate automatically in the event of his death.

(e)    DISABILITY. In the event that the EXECUTIVE shall be unable to perform the duties hereunder with or without reasonable accommodation (provided that any accommodation must be consistent with the accommodation policies of the COMPANY generally) for a period of one hundred eighty (180) consecutive days by reason of disability as a result of illness, accident or other physical or mental incapacity or disability, the COMPANY may, in its discretion, by giving written notice to the EXECUTIVE, terminate the EXECUTIVE'S employment hereunder as long as the EXECUTIVE is still disabled on the effective date of such termination. In interpreting the foregoing, it is agreed the “performance of duties hereunder” requires a regular physical presence in the offices of the COMPANY, and travel to meet with customers, investors, securities analysts and other people important to the business of the COMPANY. Any such notice of termination shall include a finding that EXECUTIVE is unable to perform the material duties of his occupation and COMPANY shall provide a copy of such notice and all information relevant to its determination to any long-term disability plan sponsored by the COMPANY in which EXECUTIVE is a participant. COMPANY will cooperate with and assist EXECUTIVE in obtaining long-term disability benefits in the event of termination for Disability.

6.    COMPENSATION IN THE EVENT OF TERMINATION. In the event that the EXECUTIVE'S employment pursuant to this Agreement terminates prior to the end of the Term of this Agreement for a reason provided in Section 5 hereof, or in the event the Term is not renewed pursuant to Section 2 hereto, the COMPANY shall pay the EXECUTIVE compensation as set forth below:

(a)    TERMINATION BY THE EXECUTIVE FOR GOOD REASON OR BY THE COMPANY WITHOUT CAUSE. In the event that the EXECUTIVE'S employment hereunder is terminated (i) by the COMPANY without Cause, (ii) by the EXECUTIVE for Good Reason, (iii) by the EXECUTIVE refusing to renew this Agreement for Good Reason, or (iv) by the COMPANY refusing to renew this Agreement without Cause, provided that the EXECUTIVE is then willing and able to renew the Agreement on similar terms and conditions, then the COMPANY shall provide the EXECUTIVE the following severance benefits (the "Severance Benefits"):

(i)          Annual Base Salary and other Compensation as set forth in Section 3 hereof that was earned up until the date of termination, as well as any unreimbursed expenses as provided for in Section 4(b);

(ii)         Base Salary at one hundred percent (100%) of the annualized rate in effect on the date of termination, for eighteen (18) months after termination of employment (the "Salary Continuation Period") payable as and when employees of the COMPANY are paid in accordance with normal payroll procedures; provided, however, that if the aggregate payments under this clause (ii), together with any other payments due upon the EXECUTIVE’s termination of service which would provide for a deferral of compensation within the meaning of Section 409A of the Code, would exceed the Cap Amount, then payment of the EXECUTIVE’s Base Salary hereunder shall instead commence on the first normal payroll date that falls after the six month anniversary of the EXECUTIVE’s termination of employment, with the amounts that would otherwise have been payable during such six (6) month period being payable in a single lump payment at the time the first payment is made hereunder. For purposes of this Agreement, the term “Cap Amount” means two (2) times the lesser of (i) the sum of the EXECUTIVE’s annualized compensation based upon the annual rate of pay for services provided to the COMPANY during the EXECUTIVE’s taxable year preceding the taxable year in which the EXECUTIVE’s termination of service occurred, or (ii) the maximum amount which may be taken into account under a qualified plan pursuant to Section 401(a)(17) of the Code for the taxable year in which the EXECUTIVE’s termination of service occurred.

(iii)        Any unpaid bonus the Board of Directors previously determined was earned by the EXECUTIVE, unless at the time of such determination the Board of Directors was not aware of facts related to the determination of whether EXECUTIVE met financial objectives for earning the bonus which it reasonably would have taken into account had such facts been known;

(iv)       The COMPANY shall pay a pro rata share (based on the number of days of that year before and after termination) of any performance bonus based on performance of the COMPANY for the year in which employment terminates, if at the end of the year during which termination of employment occurs, the COMPANY'S performance meets the bonus criteria for that year. The COMPANY shall pay a pro rata share (based on the number of days of that year before and after termination) of any performance bonus based on the individual performance of the EXECUTIVE, unless the Board of Directors in good faith concludes the EXECUTIVE would not have been able to achieve the performance criteria had employment continued for the full year. Payment pursuant to clauses (iii) and (iv), if any, shall be made at the time the bonuses would have been paid had employment not terminated, as provided for in Section 3(b);

(v)         Continuing coverage for the EXECUTIVE and his eligible dependents, under all of the COMPANY'S or ETRIALS' group health plans, disability insurance, life insurance and similar welfare benefits, programs and policies in effect as of the date of termination if permitted under the COMPANY'S or ETRIALS' plans until the earlier of the Salary Continuation Period or the date, or dates, that he becomes eligible for equivalent coverage and benefits under the plans and programs of a subsequent employer, provided that if by the terms of such benefit plans, the EXECUTIVE or his family cannot be covered after termination of employment, the COMPANY shall make reasonable efforts to obtain or pay for equivalent coverage for the EXECUTIVE, provided the EXECUTIVE and his family are insurable and further provided that the COMPANY shall not be required to pay more than Ten Thousand Dollars ($10,000), provided that in no event shall a payment be made hereunder after the end of the EXECUTIVE’s second taxable year following the year in which the EXECUTIVE’s employment terminated;

(vi)        Notwithstanding any COMPANY policy to the contrary, payment of up to sixty (60) days of accrued but unused vacation time for the period from the commencement of his employment with ETRIALS through the EXECUTIVE'S effective date of termination, which payment shall be made no later than the date that is two and one-half (2½) months after the end of the calendar year in which the effective date of termination occurs; and

(vii)      All unvested stock options and restricted stock granted to the EXECUTIVE that are scheduled to vest within an eighteen (18) month period after the termination date shall immediately vest and remain exercisable for a period of eighteen (18) months from the termination date or, if less, until the original final termination date of such option as provided for in the stock option agreement between the EXECUTIVE and the COMPANY, and all other unvested options shall immediately terminate and such option shall become a nonqualified stock option for tax purposes if it was not already a nonqualified option. Any vested options shall be exercisable on a cashless basis for a period of ninety (90) days following the termination date.

(b)    TERMINATION BY THE COMPANY IN EVENT OF A CHANGE IN CONTROL. In the event that during the period beginning three (3) months before the occurrence of a "Change in Control" (as such term is defined in Section 8 hereof) and ending one (1) year after a Change in Control the EXECUTIVE'S employment is terminated: (i) by the EXECUTIVE for Good Reason, (ii) by the COMPANY (or its successor or acquirer) without Cause, (iii) by expiration of this Agreement due to the EXECUTIVE refusing to renew this Agreement for Good Reason, or (iv) by expiration of this Agreement due to COMPANY (or its successor or acquirer) refusing to renew this Agreement without Cause, then in addition to the benefits provided for in Section 6(a) above, and notwithstanding any terms to the contrary of applicable agreements pursuant to the Performance Equity Plan executed by the COMPANY and the EXECUTIVE, all of the EXECUTIVE'S outstanding stock options and restricted stock will immediately become vested and exercisable, and any provision of such options which provides for termination of the option upon, or within a stated time after termination of employment, shall become void and such option shall become a nonqualified stock option for tax purposes, if it was not already a nonqualified option. The options shall remain exercisable for a period of eighteen (18) months from the termination date or, if less, until the original final termination date of such option as provided for in the stock option agreement between the EXECUTIVE and the COMPANY; any such options shall be exercisable on a cashless basis for a period of ninety (90) days following the termination date.

(c)    TERMINATION DUE TO THE EXECUTIVE'S DEATH, OR BY THE COMPANY UPON THE EXECUTIVE'S DISABILITY. In the event of the EXECUTIVE'S death or if the COMPANY shall terminate the EXECUTIVE'S employment hereunder for disability pursuant to Section 5 (d) hereof, the COMPANY shall pay the EXECUTIVE, or his personal representative, as applicable:

(i)          Annual Base Salary and other compensation as set forth in Section 3 hereof that was earned up until the date of termination, as well as any unreimbursed expenses as provided for in Section 4(b);

(ii)         Base Salary at the annualized rate in effect on the date of termination for a period of three (3) months in the event of termination because of the EXECUTIVE'S death, and the period between the date of termination as a result of the EXECUTIVE'S disability until the effective date of the EXECUTIVE'S eligibility for the benefits pursuant to any applicable long-term disability insurance policy that may be in effect, up to a maximum of eighteen (18)~~.~~ months; provided, however, that if the aggregate payments under this clause (ii) as a result of the EXECUTIVE’s disability, together with any other payments due upon the EXECUTIVE’s termination of service which would provide for a deferral of compensation within the meaning of Section 409A of the Code, would exceed the Cap Amount, then payment of the EXECUTIVE’s Base Salary hereunder shall instead commence on the first normal payroll date that falls after the six month anniversary of the EXECUTIVE’s termination of employment, with the amounts that would otherwise have been payable during such six (6) month period being payable in a single lump payment at the time the first payment is made hereunder;

(iii)        The COMPANY shall pay any bonus on the same conditions as if termination was by the COMPANY without cause pursuant to Section 6(a); and

(iv)       Notwithstanding any COMPANY policy to the contrary, payment of up to sixty (60) days of accrued but unused vacation time for the period from the commencement of his employment with ETRIALS through the EXECUTIVE'S effective date of termination  which payment shall be made no later than the date that is two and one-half (2½) months after the end of the calendar year in which the effective date of termination occurs.

(v)         All unvested stock options and restricted stock granted to the EXECUTIVE that are scheduled to vest within a three (3) month period after the date of death, or within a six (6) month period after the date of disability, shall immediately vest and remain exercisable for a period of three (3) months from the termination date and all other unvested options shall immediately terminate and such option shall become a nonqualified stock option for tax purposes if it was not already a nonqualified option. Any vested options shall be exercisable on a cashless basis for a period of ninety (90) days following the termination date.

(d)    TERMINATION BY THE COMPANY FOR CAUSE OR BY THE EXECUTIVE WITHOUT GOOD REASON. In the event that the COMPANY shall terminate the EXECUTIVE'S employment hereunder for Cause, or the EXECUTIVE shall terminate employment hereunder without Good Reason, the COMPANY shall pay the EXECUTIVE's Base Salary and other compensation as set forth in Section 3 hereof that was earned up until the date of termination, as well as any unreimbursed expenses, and accrued but unused vacation time, up to the number of days afforded all employees under the COMPANY's vacation policy in effect on the date of termination of employment.

(e)    LIABILITY RELEASE AND NON-DISPARAGEMENT. The COMPANY may withhold any payment or other benefit following termination of employment except for earned compensation, unused vacation time and unreimbursed expenses, unless the EXECUTIVE executes and delivers to the COMPANY a written mutual liability release and mutual non-disparagement agreement in form and substance reasonably acceptable to the COMPANY and the EXECUTIVE.

7.	NON-COMPETITION, CONFIDENTIALITY, AND CONFLICTS OF INTEREST.

(a)    CONFIDENTIALITY. The EXECUTIVE acknowledges that as a result of his current and prior employment with the COMPANY and ETRIALS, (i) EXECUTIVE has obtained and will obtain secret and confidential information concerning the business of the COMPANY and its subsidiaries and affiliates (referred to collectively in this paragraph (a) as the COMPANY), including, without limitation, financial information, proprietary rights, trade secrets and "know-how," strategic plans and partners, customers and sources ("Confidential Information"); (ii) the COMPANY will suffer substantial damage which will be difficult to compute if, during the period of his employment with the COMPANY or thereafter, the EXECUTIVE should enter a business competitive with the COMPANY or divulge Confidential Information; and (iii) the provisions of this Section 7 are reasonable and necessary for the protection of the business of the COMPANY.

Accordingly, the EXECUTIVE agrees that he will not at any time, either during the term of this AGREEMENT or thereafter, divulge to any person or entity any CONFIDENTIAL INFORMATION obtained or learned by him as a result of his employment with the COMPANY or ETRIALS, except: (i) in the course of performing his duties hereunder; (ii) with the COMPANY's express written consent; (iii) to the extent that any such information is in the public domain other than as a result of the EXECUTIVE's breach of any of his obligations hereunder; or (iv) where required to be disclosed by court order, subpoena or other government process. If the EXECUTIVE is required to make a disclosure pursuant to the provisions of clause

(iv) of the preceding sentence, he shall promptly (but in no event more than seventy-two (72) hours after learning of the same) notify the COMPANY of such court order, subpoena or government process. At the COMPANY's expense, the EXECUTIVE shall: (i) take all reasonably necessary and lawful steps required by the COMPANY to defend against the enforcement of such court order, subpoena or other government process; and (ii) permit the COMPANY to intervene and participate with counsel of its choice in any proceeding relating to the enforcement thereof.

(b)    RESTRICTIVE COVENANT. During the term of this Agreement and for twelve (12) months following the later of (i) the termination date of the EXECUTIVE'S employment under this Agreement, and (ii) if this Agreement is terminated by the COMPANY for Cause, the expiration of the then-current term of this Agreement, the EXECUTIVE shall not, without first obtaining the prior written approval of the COMPANY, directly or indirectly engage in any activities in competition with the Business of the COMPANY, or accept employment or establish a business relationship with a business engaged in competition with the Business of the COMPANY, in any geographical area in which the COMPANY, as of the termination date, either is conducting or has made known to the EXECUTIVE prior to his termination that it has plans to conduct material business. The Business of the Company shall mean the development and sale of eClinical software and services to pharmaceutical, biotechnology and contract research organizations in connection with clinical trials or other business: (i) which is actually conducted by the COMPANY immediately prior to termination of employment, or (ii) which the COMPANY took active steps (including, without limitation, business planning, market research, or product development efforts) prior to termination of employment to conduct after termination of employment. The EXECUTIVE hereby agrees that the COMPANY'S Business is Internet-based and is currently conducted via the Internet throughout the United States and in many countries of the world, notwithstanding that COMPANY does not have a physical location in all these places. In the event that the EXECUTIVE undertakes any such activities without written permission from COMPANY, then in addition to any other remedy the COMPANY may otherwise have, COMPANY'S obligation to pay EXECUTIVE severance compensation under this Agreement shall cease. For purposes of interpreting the restrictive covenants set forth in this Section 7(b), all references to the COMPANY shall be deemed to include ETRIALS and any other subsidiary of the COMPANY or ETRIALS.

(c)    CONFLICTS OF INTEREST. During his employment, the EXECUTIVE agrees not to acquire, assume or participate in, directly or indirectly, any position or interest known by him to be adverse or antagonistic to the COMPANY, its business or prospects. If, after a position or interest is acquired or assumed or after participation therein commences, such position or interest becomes adverse or antagonistic to the COMPANY, the EXECUTIVE shall use reasonable commercial efforts to terminate or dispose of such position or interest as promptly as practicable.

(d)    NON-INTERFERENCE. While employed by the COMPANY, and for a period of twelve (12) months immediately following the later of (i) the termination of his employment under this Agreement, and (ii) if this Agreement is terminated by the COMPANY for Cause, the expiration of the then-current term of this Agreement, the EXECUTIVE will not interfere with the business of the COMPANY by:

(i)          Soliciting, attempting to solicit, inducing or otherwise causing any employee of the COMPANY to terminate his or her employment and accept employment ; or

(ii)         Directly or indirectly soliciting the business of any customer or prospective customer of the COMPANY which at the time of termination or one (1) year prior thereto was listed on the COMPANY'S customer list or records, which solicitation, if successful, would result in the loss of business or potential business for the COMPANY so long as the potential business is within the COMPANY'S business or is a logical extension of such business as it exists at the time of the EXECUTIVE'S termination.

In the event that the EXECUTIVE undertakes any such activities without written permission from COMPANY, then in addition to any other remedy the COMPANY may otherwise have, COMPANY'S obligation to pay EXECUTIVE severance compensation under this Agreement shall cease. For purposes of interpreting the restrictive covenants set forth in this Section 7(d), all references to the COMPANY shall be deemed to include ETRIALS and any other subsidiary of the COMPANY or ETRIALS.

(e)    RETURN OF MATERIALS. Upon termination of his employment with the COMPANY, the EXECUTIVE shall promptly deliver to the COMPANY all memoranda, notes, records, reports, manuals, drawings, blueprints and other documents (and all copies thereof) relating to the business of the COMPANY and all property associated therewith, which he may then possess or have under his control; provided, however, that the EXECUTIVE shall be entitled to retain copies of such documents reasonably necessary to document his financial relationship with the COMPANY.

(f)    SPECIFIC ENFORCEMENT. The EXECUTIVE acknowledges that a remedy at law for any breach or threatened breach by him of the provisions of this Section 7 would be inadequate to protect the COMPANY against the consequences of such breach, and he therefore agrees that (i) the COMPANY shall be entitled to injunctive relief in case of any such breach or threatened breach without posting any bond and (ii) the EXECUTIVE shall account for and pay over to the COMPANY all monetary damages suffered by the COMPANY as established in a proper tribunal as the result of any transactions constituting a breach of any of the provisions of this Section 7. Nothing in this provision shall be construed to prevent the EXECUTIVE from continuing to use the knowledge and information that he possessed prior to commencing employment with the COMPANY or ETRIALS, or any non-Confidential Information he acquired during his employment, in any lawful manner following termination of his employment hereunder.

8.    CHANGE IN CONTROL. The term "Change in Control" as used in the Agreement shall mean the first to occur, after the Closing Date, of any of the following:

(a)    The effective date or date of consummation of any transaction or series of transactions (other than a transaction to which only the COMPANY and one or more of its subsidiaries are parties) pursuant to which the COMPANY:

(i)          Becomes a subsidiary of another corporation;

(ii)          Is merged or consolidated with or into another corporation;

(iii)        Engages in an exchange of shares with another corporation; or

Transfers, sells or otherwise disposes of all or substantially all of its assets to a single purchaser (other than the EXECUTIVE) or a group of purchasers (none of whom is the EXECUTIVE); provided, however, that this Subsection (a) shall not be applicable to a transaction or series of transactions in which a majority of the capital stock of the other corporation, following such transaction or series of transactions, is owned or controlled by the holders of a majority of the COMPANY'S outstanding capital stock immediately before such sale, transfer or disposition; or

(b)    The date upon which any person (other than the EXECUTIVE), group of associated persons acting in concert (none of whom is the EXECUTIVE) or corporation becomes a direct or indirect beneficial owner of shares of stock of the COMPANY representing an aggregate of more than fifty percent (50%) of the votes then entitled to be cast at an election of directors of the COMPANY; provided, however, that this paragraph (b) shall not be applicable to a transaction or series of transactions in which the entity acquiring such ownership in excess of fifty percent (50%) is a person or entity who is eligible, pursuant to Rule 13d-1(b) under the Securities Exchange Act of 1934, as amended, to file a statement on Schedule 13G with respect to its beneficial ownership of the COMPANY'S capital stock, whether or not such person or entity shall have filed a Schedule 13G (unless such person or entity shall have filed a Schedule 13D with respect to beneficial ownership of fifteen percent (15%) or more of the COMPANY'S capital stock); and provided, further, that the acquisition of shares in a bona fide public offering or private placement of securities by an investor who is acquiring such shares for passive investment purposes only shall not constitute a "Change in Control;" or

(c)    The date upon which the persons who were members of the Board of Directors of the COMPANY immediately after the Closing (the "Current Directors") cease to constitute a majority of the Board of Directors; provided, however, that any new director whose nomination or selection has been approved by the affirmative vote of at least a majority of the Current Directors then in office shall also be deemed a Current Director.

9.    NOTICES. For purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing (whether or not specifically required elsewhere in this Agreement to be in writing) and shall be deemed to have been duly given when delivered or mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, addressed as follows:

If to the EXECUTIVE: at the address on the signature page If to the COMPANY: etrials Worldwide, Inc.

Attn: Chief Financial Officer
4000 Aerial Center Parkway Morrisville, N.C. 27560

or at such other address as any party may have furnished to the other in writing subsequent to the execution of this Agreement.

10.    APPLICABLE LAW. This Agreement is covered by the laws of the State of North Carolina.

11.    SEVERABILITY AND SECTION 7 SURVIVAL. The provisions of Section 7 of this Agreement shall survive any termination or expiration of this Agreement whether by the EXECUTIVE for Good Reason or without Good Reason or by the COMPANY for Cause or without Cause or otherwise. If the geographic scope of Section 7(b) is determined to be too broad, the geographic scope shall be modified to be the smaller of (i) the United States, or (ii) such other geographic location as the court deems reasonable. If any provision of this Agreement is determined to be invalid or is in any way modified by any governmental agency, tribunal or court of competent jurisdiction, such determination shall be considered as relating only to a separate, distinct, and independent part of this Agreement and shall not affect the validity or enforceability of any of the remaining provisions of this Agreement.

12.    SUCCESSOR RIGHTS AND ASSIGNMENT. This Agreement shall bind, inure to the benefit of and be enforceable by the EXECUTIVE's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. The rights and obligations of the COMPANY (including, without limitation, Section 7) under this Agreement may be assigned by the COMPANY, in which event it shall be binding upon, and inure to the benefit of, the person(s) or entity to whom it is assigned. The EXECUTIVE may not assign his duties hereunder and he may not assign any of his rights hereunder without the written consent of the COMPANY.

13.    REPRESENTATIONS OF THE EXECUTIVE. The EXECUTIVE represents and warrants that his entry into and the performance of the duties and obligations called for herein do not breach or otherwise violate any legal obligation of the EXECUTIVE, whether common law, statutory or contractual.

14.    DISPUTES. Any disputes related to this Agreement shall be resolved by binding arbitration to be held in Raleigh, North Carolina under the rules of the American Arbitration Association that pertain to commercial disputes, provided, however, that nothing herein shall prevent the COMPANY from seeking and obtaining remedies in the courts for, or to prevent, any violation of Section 7 by the EXECUTIVE. The decision of the arbitrators shall be final and binding and non-appealable. If Executive is the prevailing party in any legal action or arbitration related to this Agreement or his employment hereunder, he shall be entitled recover, in addition to attorneys’ fees and costs, pre-judgment and post-judgment interest on the damages at prevailing market rates.

15.    ENTIRE AGREEMENT, AMENDMENTS; WAIVERS. This Agreement contains the entire agreement of the parties concerning the EXECUTIVE'S employment and all promises, representation, understandings, arrangements and prior agreements on such subject are merged herein and superseded hereby. The provisions of this Agreement may not be amended, modified, repealed, waived, extended or discharged except by an agreement in writing signed by the party against whom enforcement of any amendment, modification, repeal, waiver, extension or discharge is sought. In the event of a conflict between the terms of Section 6 of this Agreement only and the terms of any stock option agreement or plan relating to the vesting or exercise of options, the terms of Section 6 of this Agreement shall supercede and control over such inconsistent provision. No person acting other than pursuant to a resolution of the Board of Directors of the COMPANY shall have authority on behalf of the COMPANY to agree to, amend modify, repeal, waive, extend or discharge any provision of this Agreement or anything in reference thereto or to exercise any of the COMPANY'S rights to terminate or fail to extend this Agreement. Notwithstanding the foregoing, the approval by the EXECUTIVE shall not be necessary for any amendment or waiver of any provision which upon advice of legal counsel is inconsistent with any existing or future law, rule or regulation, including those of stock exchanges and other quotation services on which the COMPANY'S stock is traded, quoted or listed.

[Signatures on following page.]

IN WITNESS WHEREOF, the EXECUTIVE and the COMPANY have signed this Agreement on the dates indicated below.

Dated: May 18, 2007

EXECUTIVE: /s/Eugene Jennings Eugene Jennings Address: ______________________ ______________________

Dated: May 18, 2007

ETRIALS WORLDWIDE, INC. By: /s/ James W. Clark, Jr. James W. Clark, Jr. Chief Financial Officer

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